Exhibit 99.1

Investor Relations Contact:

Michael Haase

(925) 951-9005

Michael.Haase@Workday.com

Media Contact:

Eric Glass

(415) 432-3056

Eric.Glass@Workday.com

Workday Announces Fiscal 2015 Second Quarter Financial Results

Total Revenue of $186.8 Million, Up 74% Year Over Year

Subscription Revenue of $143.7 Million, Up 77% Year Over Year

PLEASANTON, CALIF. — August 27, 2014 — Workday, Inc. (NYSE: WDAY), a leader in enterprise cloud applications for human resources and finance, today announced results for the fiscal second quarter ended July 31, 2014.

•	Total revenues were $186.8 million, an increase of 74% from the second quarter of fiscal 2014. Subscription revenues were $143.7 million, an increase of 77% from same period last year.

•	Operating loss was $61.8 million, or negative 33.1% of revenues, compared to an operating loss of $32.3 million, or negative 30.0% of revenues, in the same period last year. Non-GAAP operating loss for the second quarter was $19.1 million, or negative 10.2% of revenues, compared to a non-GAAP operating loss of $21.7 million last year, or negative 20.1% of revenues.[1]

•	Net loss per basic and diluted share was $0.38, compared to a net loss per basic and diluted share of $0.21 in the second quarter of fiscal 2014. The non-GAAP net loss per basic and diluted share was $0.11, compared to a non-GAAP net loss per basic and diluted share of $0.13 during the same period last year.[1]

•	Operating cash flows were negative $9.0 million and free cash flows were negative $37.4 million. For the trailing twelve months, operating cash flows were $54.6 million and free cash flows were a negative $27.8 million.[2]

•	Cash, cash equivalents and marketable securities were approximately $1.8 billion as of July 31, 2014. Unearned revenue was $481.5 million, a 48% increase from last year.

“We had a solid second quarter and continued to make strong progress with our investments in Workday Financial Management and our growth outside the U.S.,” said Aneel Bhusri, co-founder and CEO, Workday. “As we execute on the second half of our fiscal year, we see significant momentum as customers continue to make the switch to the cloud for their HR and finance applications, and we remain tightly focused on delivering rapid product innovation with high levels of customer satisfaction to help them transform their businesses for the future.”

“We are very pleased with our strong results for the second quarter of fiscal 2015,” said Mark Peek, chief financial officer, Workday. “We generated record quarterly revenues and trailing twelve month operating cash flows. Looking ahead, we anticipate a strong second half of fiscal 2015 with third quarter revenues expected to be within a range of $200 and $205 million, or growth of 56% to 60% as compared to the prior year. Total revenues for the year are anticipated to be in the range of $760 and $770 million, or growth of 62% to 64%.”

Recent Highlights

•	Workday appointed former IBM executive Randy Hendricks as president of the company’s Education and Government (E&G) business, responsible for sales, services, and strategy of HR, finance, and student applications.

•	The company announced plans to create 200 new positions in Ireland over the next three years to continue its European expansion and to bring on new talent for key roles in product and technology development, customer support, services, data center operations, and sales.

•	Two Workday customers, HP and CSC, joined the company’s services partner ecosystem to help more customers make the transition to cloud applications for human resources (HR) and gain the full business value from Workday Human Capital Management (HCM).

Workday plans to host a conference call today to review its second quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 2:00 p.m. PT/ 5:00 p.m. ET and can be accessed via webcast or through the company’s Investor Relations website at www.workday.com/investorrelations. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 45 days.

[1]	Non-GAAP operating loss and net loss per share for the fiscal second quarters of 2015 and 2014 exclude share-based compensation, employer payroll taxes on employee stock transactions and debt discount and issuance costs associated with convertible notes, and for the fiscal second quarter of 2015, also exclude amortization expense for acquisition-related intangible assets. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.
[2]	Free cash flows are defined as operating cash flows minus capital expenditures, assets acquired under a capital lease and purchased other intangible assets. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

About Workday

Workday is a leading provider of enterprise cloud applications for human resources and finance. Founded in 2005, Workday delivers human capital management, financial management, and analytics applications designed for the world’s largest companies, educational institutions, and government agencies. Hundreds of organizations, ranging from medium-sized businesses to Fortune 50 enterprises, have selected Workday.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to Workday’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s third quarter and full year fiscal 2015 revenue projections. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) breaches in our security measures, unauthorized access to our customers’ data or disruptions in our data center operations; (ii) our ability to manage our growth effectively; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (iv) the development of the market for enterprise cloud services; (v) acceptance of our applications and services by customers; (vi) adverse changes in general economic or market conditions; (vii) delays or reductions in information technology spending; (viii) our limited operating history, which makes it difficult to predict future results; and (ix) changes in sales may not be immediately reflected in our results due to our subscription model. Further information on risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (SEC), including our Form 10-Q for the quarter ended April 30, 2014 and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

© 2014. Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Workday, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	July 31, 2014	January 31, 2014(1)
Assets
Current assets:
Cash and cash equivalents	$262,634	$581,326
Marketable securities	1,559,748	1,305,253
Accounts receivable, net	100,534	92,184
Deferred costs	20,064	16,446
Prepaid expenses and other current assets	37,830	28,449

Total current assets	1,980,810	2,023,658
Property and equipment, net	105,855	77,664
Deferred costs, noncurrent	18,702	20,797
Goodwill and acquisition-related intangible assets, net	35,379	8,488
Other assets	54,152	45,658

Total assets	$2,194,898	$2,176,265

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,561	$6,212
Accrued expenses and other current liabilities	30,180	17,999
Accrued compensation	38,565	55,620
Capital leases	5,133	9,377
Unearned revenue	409,026	332,682

Total current liabilities	489,465	421,890
Convertible senior notes, net	479,293	468,412
Capital leases, noncurrent	671	3,589
Unearned revenue, noncurrent	72,447	80,883
Other liabilities	14,181	14,274

Total liabilities	1,056,057	989,048
Stockholders’ equity:
Common stock	183	181
Additional paid-in capital	1,841,688	1,761,156
Accumulated other comprehensive income	(37)	269
Accumulated deficit	(702,993)	(574,389)

Total stockholders’ equity	1,138,841	1,187,217

Total liabilities and stockholders’ equity	$2,194,898	$2,176,265

(1)	Amounts as of January 31, 2014 were derived from the January 31, 2014 audited financial statements.

Workday, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2014	2013	2014	2013
Revenues:
Subscription services	$143,652	$81,111	$267,059	$149,529
Professional services	43,128	26,444	79,458	49,671

Total revenues	186,780	107,555	346,517	199,200

Costs and expenses(1):
Costs of subscription services	24,373	16,327	45,832	31,257
Costs of professional services	41,267	24,427	77,227	46,196
Product development	77,464	41,168	142,635	77,450
Sales and marketing	78,523	44,150	146,690	82,514
General and administrative	26,922	13,766	47,985	26,690

Total costs and expenses	248,549	139,838	460,369	264,107

Operating loss	(61,769)	(32,283)	(113,852)	(64,907)
Other expense, net	(6,953)	(3,479)	(13,952)	(3,735)

Loss before provision for income taxes	(68,722)	(35,762)	(127,804)	(68,642)
Provision for income taxes	493	216	800	351

Net loss	$(69,215)	$(35,978)	$(128,604)	$(68,993)

Net loss per share, basic and diluted	$(0.38)	$(0.21)	$(0.70)	$(0.40)

Weighted-average shares used to compute net loss per share, basic and diluted	184,319	173,375	183,733	170,617

(1) Costs and expenses include share-based compensation as follows:
Costs of subscription services	$1,608	$401	$2,663	$663
Costs of professional services	3,519	801	5,717	1,276
Product development	16,737	3,465	27,605	5,372
Sales and marketing	7,377	1,805	14,129	2,848
General and administrative	11,541	3,311	19,542	7,040

Workday, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2014	2013	2014	2013
Cash flows from operating activities
Net loss	$(69,215)	$(35,978)	$(128,604)	$(68,993)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	14,474	8,051	26,997	14,620
Share-based compensation expenses	40,782	9,783	69,656	17,199
Amortization of deferred costs	4,421	2,756	8,373	5,238
Amortization of debt discount and issuance costs	6,002	2,790	11,922	2,790
Other	242	196	846	170
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable	(1,441)	(6,808)	(8,454)	323
Deferred costs	(6,433)	(3,867)	(9,896)	(7,103)
Prepaid expenses and other assets	(2,748)	(6,579)	(10,098)	(10,142)
Accounts payable	(23)	1,251	(2,453)	3,672
Accrued expense and other liabilities	(14,602)	(9,191)	(13,511)	6,262
Unearned revenue	19,530	24,680	67,908	40,358

Net cash provided by (used in) operating activities	(9,011)	(12,916)	12,686	4,394
Cash flows from investing activities
Purchases of marketable securities	(365,779)	(441,860)	(1,036,185)	(729,701)
Maturities of marketable securities	414,242	170,159	767,472	576,867
Sales of available-for-sale securities	8,138	—	8,138	—
Business combinations, net of cash acquired	—	—	(26,317)	—
Purchases of property and equipment	(28,409)	(29,732)	(38,282)	(31,627)
Purchase of cost method investment	(10,000)	—	(10,000)	—
Other	—	—	1,000	90

Net cash provided by (used in) investing activities	18,192	(301,433)	(334,174)	(184,371)
Cash flows from financing activities
Proceeds from borrowings on convertible senior notes, net of issuance costs	—	584,291	—	584,291
Proceeds from issuance of warrants	—	92,708	—	92,708
Purchase of convertible senior notes hedges	—	(143,729)	—	(143,729)
Proceeds from issuance of common stock from employee equity plans	15,169	2,110	18,165	6,675
Principal payments on capital lease obligations	(4,418)	(2,935)	(7,162)	(6,688)
Shares repurchased for tax withholdings on vesting of restricted stock	(3,284)	—	(8,291)	—
Other	—	72	60	80

Net cash provided by financing activities	7,467	532,517	2,772	533,337
Effect of exchange rate changes	(15)	—	24	(86)

Net increase (decrease) in cash and cash equivalents	16,633	218,168	(318,692)	353,274
Cash and cash equivalents at the beginning of period	246,001	219,264	581,326	84,158

Cash and cash equivalents at the end of period	$262,634	$437,432	$262,634	$437,432

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

Three Months Ended July 31, 2014

(in thousands, except per share data)

(unaudited)

	GAAP	Share-Based Compensation	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$24,373	$(1,608)	$(42)	$—	$22,723
Costs of professional services	41,267	(3,519)	(46)	—	37,702
Product development	77,464	(16,737)	(788)	—	59,939
Sales and marketing	78,523	(7,377)	(238)	—	70,908
General and administrative	26,922	(11,541)	(767)	—	14,614
Operating loss	(61,769)	40,782	1,881	—	(19,106)
Operating margin	-33.1%	21.9%	1.0%	—	-10.2%
Other expense, net	(6,953)	—	—	6,002	(951)
Loss before provision for income taxes	(68,722)	40,782	1,881	6,002	(20,057)
Provision for income taxes	493	—	—	—	493
Net loss	$(69,215)	$40,782	$1,881	$6,002	$(20,550)
Net loss per share, basic and diluted (1)	$(0.38)	$0.22	$0.01	$0.04	$(0.11)

(1)	Calculated based upon 184,319 basic and diluted weighted-average shares of common stock.
(2)	Other operating expenses include employer payroll taxes on employee stock transactions and amortization of acquisition-related intangible assets.

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

Three Months Ended July 31, 2013

(in thousands, except per share data)

(unaudited)

	GAAP	Share-Based Compensation	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$16,327	$(401)	$—	$—	$15,926
Costs of professional services	24,427	(801)	(54)	—	23,572
Product development	41,168	(3,465)	(318)	—	37,385
Sales and marketing	44,150	(1,805)	(292)	—	42,053
General and administrative	13,766	(3,311)	(172)	—	10,283
Operating loss	(32,283)	9,783	836	—	(21,664)
Operating margin	-30.0%	9.1%	0.8%	—	-20.1%
Other expense, net	(3,479)	—	—	2,790	(689)
Loss before provision for income taxes	(35,762)	9,783	836	2,790	(22,353)
Provision for income taxes	216	—	—	—	216
Net loss	$(35,978)	$9,783	$836	$2,790	$(22,569)
Net loss per share, basic and diluted (1)	$(0.21)	$0.06	$—	$0.02	$(0.13)

(1)	Calculated based upon 173,375 basic and diluted weighted-average shares of common stock.
(2)	Other operating expenses include employer payroll taxes on employee stock transactions.

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

Six Months Ended July 31, 2014

(in thousands, except per share data)

(unaudited)

	GAAP	Share-Based Compensation	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$45,832	$(2,663)	$(88)	$—	$43,081
Costs of professional services	77,227	(5,717)	(135)	—	71,375
Product development	142,635	(27,605)	(1,470)	—	113,560
Sales and marketing	146,690	(14,129)	(511)	—	132,050
General and administrative	47,985	(19,542)	(358)	—	28,085
Operating loss	(113,852)	69,656	2,562	—	(41,634)
Operating margin	-32.9%	20.1%	0.8%	—	-12.0%
Other expense, net	(13,952)	—	—	11,922	(2,030)
Loss before provision for income taxes	(127,804)	69,656	2,562	11,922	(43,664)
Provision for income taxes	800	—	—	—	800
Net loss	$(128,604)	$69,656	$2,562	$11,922	$(44,464)
Net loss per share, basic and diluted (1)	$(0.70)	$0.38	$0.01	$0.07	$(0.24)

(1)	Calculated based upon 183,733 basic and diluted weighted-average shares of common stock.
(2)	Other operating expenses include employer payroll taxes on employee stock transactions and amortization of acquisition-related intangible assets.

Workday, Inc.

Reconciliation of GAAP to Non-GAAP Data

Six Months Ended July 31, 2013

(in thousands, except per share data)

(unaudited)

	GAAP	Share-Based Compensation	Other Operating Expenses (2)	Amortization of Debt Discount and Issuance costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$31,257	$(663)	$(8)	$—	$30,586
Costs of professional services	46,196	(1,276)	(347)	—	44,573
Product development	77,450	(5,372)	(550)	—	71,528
Sales and marketing	82,514	(2,848)	(383)	—	79,283
General and administrative	26,690	(7,040)	(225)	—	19,425
Operating loss	(64,907)	17,199	1,513	—	(46,195)
Operating margin	-32.6%	8.6%	0.8%	—	-23.2%
Other expense, net	(3,735)	—	—	2,790	(945)
Loss before provision for income taxes	(68,642)	17,199	1,513	2,790	(47,140)
Provision for income taxes	351	—	—	—	351

Net loss	$(68,993)	$17,199	$1,513	$2,790	$(47,491)
Net loss per share, basic and diluted (1)	$(0.40)	$0.10	$0.01	$0.01	$(0.28)

(1)	Calculated based upon 170,617 basic and diluted weighted-average shares of common stock.
(2)	Other operating expenses include employer payroll taxes on employee stock transactions.

Workday, Inc.

Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows

(A Non-GAAP Financial Measure)

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2014	2013	2014	2013
GAAP cash flows from operating activities	$(9,011)	$(12,916)	$12,686	$4,394
Capital expenditures	(28,409)	(29,732)	(38,282)	(31,627)
Property and equipment acquired under capital lease	—	—	—	(115)

Free cash flows	$(37,420)	$(42,648)	$(25,596)	$(27,348)

	Trailing Twelve Months Ended
	July 31,
	2014	2013
GAAP cash flows from operating activities	$54,555	$976
Capital expenditures	(67,380)	(41,523)
Property and equipment acquired under capital lease	—	(14,608)
Purchase of other intangible assets	(15,000)	—

Free cash flows	$(27,825)	$(55,155)

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating loss, non-GAAP net loss per share and free cash flows. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. The non-GAAP financial measures non-GAAP operating loss and non-GAAP net loss per share differ from GAAP in that they exclude share-based compensation, employer payroll taxes on employee stock transactions, amortization of acquisition-related intangible assets and non-cash interest expense related to our convertible senior notes, as applicable. Free cash flows differ from GAAP cash flows from operating activities in that it treats capital expenditures, assets acquired under a capital lease and purchased other (non-acquisition related) intangible assets as a reduction to cash flows.

Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, and for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to fund ongoing operations and to fund other capital expenditures.

Management believes excluding the following items from the GAAP Condensed Consolidated Statement of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•	Share-based compensation. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. For restricted share awards, the amount of share-based compensation expenses is not reflective of the value ultimately received by the grant recipients. Moreover, determining the fair value of certain of the share-based instruments we utilize involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related share-based awards. Unlike cash compensation, the value of stock options and the Employee Stock Purchase Plan, which is an element of our ongoing share-based compensation expenses, is determined using a complex formula that incorporates factors, such as market volatility and forfeiture rates, that are beyond our control.

•	Other Operating Expenses. Other operating expenses included employer payroll taxes on employee stock transactions for the three and six months ended July 31, 2014 and 2013 and amortization of acquisition-related intangible assets for the three and six months ended July 31, 2014. The amount of employer payroll taxes on share-based compensation is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of the ongoing operations.

•	Amortization of debt discount and issuance costs. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the convertible senior notes that were issued in private placements in June 2013. Accordingly, for GAAP purposes we are required to recognize the effective interest expense on our convertible senior notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense and the amortization expense of issuance costs are excluded from management’s assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of the company’s operational performance.

Additionally, we believe that the non-GAAP financial measure, free cash flows, is meaningful to investors because we review cash flows generated from or used in operations after deducting capital expenditures, whether purchased or leased, and purchased other intangible assets, due to the fact that these expenditures are considered to be an ongoing operational component of our business. This provides an enhanced view of cash available to make strategic acquisitions and investments, to fund ongoing operations and to fund other capital expenditures.

The use of non-GAAP operating loss and net loss per share has certain limitations as they do not reflect all items of income and expense that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.